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                                                                   Exhibit 10.39

                                     FORM OF
                         RIGHT OF FIRST OFFER AGREEMENT

                                    (SOLANA)

            THIS RIGHT OF FIRST OFFER AGREEMENT (this "Agreement") is made on __________, 2003, by and among Maguire Partners - Solana Limited Partnership, a Texas limited partnership ("Solana Development Owner"), Maguire Partners - Solana Land, L.P., a Texas limited partnership ("Solana Land Owner") and Maguire Properties, L.P., a Maryland limited partnership ("Optionee"). Each of Solana Development Owner and Solana Land Owner may be referred to herein as an "Optionor."

                                    RECITALS

            A. Solana Development Owner is the owner of that certain real property described in Exhibit A hereto and the buildings, structures, and other improvements situated or hereinafter constructed or acquired on such real property (collectively, the "Solana Development") and that certain adjacent undeveloped land parcel described in Exhibit B hereto (the "Solana Land" and, together with the Solana Development, "Solana").

            B. Solana Development Owner and Solana Land Owner have agreed that, contemporaneously with the execution of this Agreement, Solana Development Owner will transfer to Solana Land Owner all of its right, title and interest in the Solana Land.

            C. Optionee desires to acquire, and each of Solana Development Owner and Solana Land Owner desires to grant to Optionee, a right of first offer with respect to Solana Development and Solana Land.

                                    AGREEMENT

            NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Optionor and Optionee agree as follows:

      1. Grants of Rights of First Offer. Each Optionor hereby grants to Optionee a right of first offer to acquire all, or any applicable portion, of such Optionor's right, title and interest in Solana (each, a "Right of First Offer"), on the terms and conditions set forth herein.

            1.1 Effectiveness of Right of First Offer. This Agreement and the Rights of First Offer granted hereby shall become effective only upon, and concurrently with, the closing (the "Closing") of the initial public offering of the common stock (the "Public Offering") of Maguire Properties, Inc., a Maryland corporation and the general partner of Optionee (the "Company").

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            1.2 Commencement of Rights of First Offer. Optionee shall have the right to exercise either or both of the Rights of First Offer at any time after the Closing until the expiration of the Rights of First Offer pursuant to
Section 1.3 below.

            1.3 Term of Rights of First Offer. Except for assignments effected in accordance with Section 3 below, this Agreement and the Rights of First Offer granted hereunder shall remain in effect and binding on each Optionor and each of their successors and assigns until the expiration or earlier termination of that certain Noncompetition Agreement by and between Maguire Properties, Inc. and Robert F. Maguire, III dated as of ______, 2003.

            1.4 Subordination. The Rights of First Offer granted by this Agreement and the rights of the Optionee hereunder are and shall be subordinate to any unaffiliated third party financing or mortgage on the Solana Development and/or the Solana Land, as applicable, whether already or hereafter existing. To effectuate the purposes of the foregoing, Optionee agrees, upon request by any lender under any such financing or mortgage, to execute one or more commercially reasonable subordination agreements in forms reasonably satisfactory to Optionee.

      2. Exercise of Rights of First Offer.

            2.1 Right of First Offer Notice. If at any time during the Term, an Optionor intends to offer its interests in Solana or any portion thereof (as to each such Optionor, the "Subject Property") for sale to third parties or to accept an offer of a third party to purchase the Subject Property, then such Optionor shall first give written notice to Optionee (the "Right of First Offer Notice"). If an Optionor is in receipt of an offer from a third party that such Optionor intends to accept, the Right of First Offer Notice shall contain the purchase price and other material economic and other terms (including allocation of closing costs) of such offer (the "Third Party Terms").

            2.2 Optionee's Notice. Optionee shall have thirty (30) days after receipt of any Right of First Offer Notice from an Optionor (each, an "Optionee Election Date") to deliver a written notice to such Optionor of its election to acquire the Subject Property ("Optionee's Election Notice") for units of limited partnership of Optionee ("OP Units") with a "Market Value" (as defined below) equal to the purchase price set forth in Optionee's Election Notice or, if mutually agreed upon by Optionee and such Optionor, cash. If a Right of First Offer Notice includes Third Party Terms which such Optionor is prepared to accept, Optionee's Election Notice shall accept such terms, without condition or contingency, or Optionee's Election Notice will be deemed an election by Optionee not to acquire the Subject Property. If a Right of First Offer Notice does not include Third Party Terms which such Optionor is prepared to accept, Optionee's Election Notice must contain the proposed purchase price and other material economic and other terms (including allocation of closing costs) under which Optionee is prepared to purchase the Subject Property. In either event, Optionee's Election Notice shall constitute a written offer by Optionee to purchase the Subject Property on the terms contained therein.


     (a) Market Value of OP Units. The term "Market Value" as used herein shall mean the average of the daily market price of the common stock of the Company (or any successor thereto) (the "Common Stock") for the ten
          (10) consecutive trading days immediately preceding the closing of the transactions pursuant to Optionee's Election Notice. For purposes of determining Market Value, one (1) OP Unit shall equal one (1) share of Common Stock, subject to any adjustments required under the

     (b) Rights Associated with OP Units. Pursuant to the limited partnership agreement of the Optionee, the OP Units are exchangeable into shares of the Common Stock. It is currently anticipated that such shares of common stock will be entitled to certain rights consistent with the Company's practice at the time such OP Units are issued and subject to any restrictions or agreements affecting such rights to which the Company or the Operating Partnership is bound.


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partnership agreement in effect for the Optionee or to reflect stock splits, reclassifications, dividends in-kind, and the like.

            2.3 Optionor's Election. An Optionor shall have thirty (30) days from its receipt of an Optionee's Election Notice (the "Optionor Election Date") to determine whether to sell the Subject Property to Optionee on the terms specified therein.

            2.4 Acceptance by Optionor. In the event an Optionor accepts an Optionee's Election Notice and agrees to sell the Subject Property to Optionee pursuant to its terms, Optionee shall deposit with such Optionor a nonrefundable good faith deposit equal to five percent (5%) of the purchase price reflected in Optionee's Election Notice within five (5) business days of such Optionor's acceptance of Optionee's Election Notice and the acquisition of the Subject Property shall close within ninety (90) days from the date upon which such Optionor accepts Optionee's Election Notice in writing. The acquisition of the Subject Property or any portion thereof shall be on an "as is" basis with no representations, warranties or indemnities regarding the Subject Property's physical condition, operations, development or management (an "As-Is Basis"). Any failure by Optionee to close on the acquisition of the Subject Property (other than a failure resulting from a breach by such Optionor) following such Optionor's acceptance of Optionee's Election Notice shall automatically and permanently terminate this Agreement as to the Subject Property.

            2.5 Rejection by Optionor. In the event an Optionor elects not to accept an Optionee's Election Notice, Optionee's rights under this Agreement with respect to the Subject Property shall expire and be of no further force or effect; provided, however, that such rights shall be revived and reinstated in favor of Optionee in the event such Optionor does not consummate a sale of the Subject Property to a third party during the 120 day period following the Optionor Election Date at a purchase price equal to or greater than the purchase price set forth in Optionee's Election Notice and otherwise on terms which are as good or more favorable to such Optionor than the terms set forth in Optionee's Election Notice (including the sale of the Subject Property on an As-Is Basis).

            2.6 Failure to Make Election. If an Optionee fails to deliver an Optionee's Election Notice on a timely basis or an Optionee's Election Notice does not satisfy the requirements set forth above, it shall be deemed an election by such Optionee not to acquire the Subject Property and, in such event, such Optionee's rights under this Agreement with respect to the Subject Property shall expire and be of no further force or effect; provided, however, that such rights shall be revived and reinstated in favor of Optionee in the event such Optionor has not consummated a sale of the Subject Property during the 120 day period following the Optionee Election Date.

      3. Assignment. Neither this Agreement nor the Rights of First Offer granted hereunder shall be assignable by Optionee except to an affiliate of Optionee or the Company. Upon any non-permitted assignment, each Optionor shall have the immediate right to terminate this Agreement as between it and Optionee and/or terminate the Right of First Offer granted by it hereunder.


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      4. Notices; Exercise of Rights of First Offer. Any notice or demand which must or may be given under this Agreement (including the exercise by the Optionee of a Right of First Offer) or by law shall, except as otherwise provided, be in writing and shall be deemed to have been given (i) when physically received by personal delivery (which shall include the confirmed receipt of a telecopied facsimile transmission), or (ii) three business days after being deposited in the United States certified or registered mail, return receipt requested, postage prepaid, or (iii) one business day after being deposited with a nationally known commercial courier service providing next day delivery service (such as Federal Express).

            Any such notice shall be addressed and delivered or telecopied (a) in the case of a notice to the Optionee at the following address and facsimile number:

                     Maguire Properties, L.P.
                     555 West Fifth Street
                     Suite 5000
                     Los Angeles, California 90013
                     Phone: (213) 626-3300
                     Facsimile: (213) 533-5100
                     Attn: Mark Lammas

and (b), in the case of a notice to an Optionor, to the address and facsimile number set forth on the applicable Signature Page hereof.

      5. Dispute Resolution. The parties hereby agree that, in order to obtain prompt and expeditious resolution of any disputes under this Agreement, each claim, dispute or controversy of whatever nature, arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement (or any other agreement contemplated by or related to this Agreement or any other agreement between the parties), including without limitation any claim based on contract, tort or statute, or the arbitrability of any claim hereunder (an "Arbitrable Claim"), shall, subject to Section 5.1 below, be settled by final and binding arbitration conducted in Los Angeles, California. The arbitrability of any Arbitrable Claims under this Agreement shall be resolved in accordance with a two-step dispute resolution process administered by Judicial Arbitration & Mediation Services, Inc. ("JAMS") involving, first, mediation before a retired judge from the JAMS panel, followed, if necessary, by final and binding arbitration before the same, or if requested by either party, another JAMS panelist. Such dispute resolution process shall be confidential and shall be conducted in accordance with California Evidence Code Section 1119.

            5.1 Mediation. In the event any Arbitrable Claim is not resolved by an informal negotiation between the parties within fifteen (15) days after either party receives written notice that a Arbitrable Claim exists, the matter shall be referred to the Los Angeles, California office of JAMS, or any other office agreed to by the parties, for an informal, non-binding mediation consisting of one or more conferences between the parties in which a retired judge will seek to guide the parties to a resolution of the Arbitrable Claims. The parties shall select a mutually acceptable neutral arbitrator from among the JAMS panel of mediators. In the event the parties cannot agree on a mediator, the Administrator of JAMS will appoint a mediator. The mediation process shall continue until the earliest to occur of the following: (i) the

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Arbitrable Claims are resolved, (ii) the mediator makes a finding that there is no possibility of resolution through mediation, or (iii) thirty (30) days have elapsed since the Arbitrable Claim was first scheduled for mediation.

            5.2 Arbitration. Should any Arbitrable Claims remain after the completion of the mediation process described above, the parties agree to submit all remaining Arbitrable Claims to final and binding arbitration administered by JAMS in accordance with the then existing JAMS Arbitration Rules. Neither party nor the arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties. Except as provided herein, the California Arbitration Act shall govern the interpretation, enforcement and all proceedings pursuant to this subparagraph. The arbitrator is without jurisdiction to apply any substantive law other than the laws selected or otherwise expressly provided in this Agreement. The arbitrator shall render an award and a written, reasoned opinion in support thereof. Such award may include reasonable attorneys' fees to the prevailing party. Judgment upon the award may be entered in any court having jurisdiction thereof.

            5.3 Costs. The parties shall bear their respective costs incurred in connection with the procedures described in this Section 5, except that the parties shall equally share the fees and expenses of the mediator or arbitrator and the costs of the facility for the hearing.

            5.4 Survivability. This dispute resolution process contained in this
Section 5 shall survive the expiration or earlier termination of this Agreement. The parties expressly acknowledge that by signing this Agreement, they are giving up their respective right to a jury trial.

      6. Miscellaneous.

            6.1 Amendments and Waivers. This Agreement may not be amended nor any of its provisions waived except by an instrument in writing signed by each of the parties; provided, however, that an Optionor and Optionee may amend the Right of First Offer granted by such Optionor to Optionee, or waive any provision of such Right of First Offer, by mutual written consent of such Optionor to Optionee without the consent of the other Optionor.

            6.2 Entire Agreement; Counterparts; Applicable Law. This Agreement
(a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, (b) may be executed in one or more counterparts, each of which will be deemed an original and all of which shall constitute but one and the same instrument and (c) shall be governed in all respects by the laws of California without giving effect to the conflict of law provisions thereof.

            6.3 Severability. If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of

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the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable by the Optionee to effect such replacement.

            6.4 Binding Effect. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, each Optionor and the Optionee and their respective successors and permitted assigns.

            6.5 Equitable Remedies. The parties hereto agree that irreparable damage would occur if any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in the California (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which they are entitled at law or in equity.

            6.6 Books and Records. Each Optionor shall maintain a copy or other evidence of this Agreement in its books and records relating to such Optionor and the Property.

            6.7 Reliance. Each party to this Agreement acknowledges and agrees that it is not relying on tax advice or other advice from the other party to this Agreement, and that it has or will consult with its own advisors.

            6.8 Survival. Except as otherwise provided in this Agreement, it is the intention of the parties hereto that the provisions of this Agreement that contemplate performance after the Closing and the obligations of the parties not fully performed on the Closing shall survive the Closing and shall not be deemed to be merged into or waived by the instruments executed as of the Closing.

                            (Signature Page Follows)


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                         RIGHT OF FIRST OFFER AGREEMENT
                                 SIGNATURE PAGE

            IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of this ___ day of _________, 2003.

SOLANA DEVELOPMENT OWNER:

MAGUIRE PARTNERS - SOLANA LIMITED PARTNERSHIP a Texas limited partnership

By:   MAGUIRE PARTNERS - SOLANA GP LIMITED LIABILITY COMPANY
      a Delaware limited liability company
      Its General Partner

      By:   MAGUIRE PARTNERS - SOLANA BUSINESS TRUST
            a Delaware business trust
            Its sole member and manager



            By:_____________________________
            Name:___________________________
            Title:__________________________

SOLANA DEVELOPMENT OWNER'S NOTICE ADDRESS

c/o Maguire Partners
555 West Fifth Street
Suite 5000
Los Angeles, California 90013
Attn:  Robert F. Maguire III
Phone:  (213) 626-3300
Facsimile:  (213) 533-5100


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STATE OF CALIFORNIA
COUNTY OF ______________________________________} SS.

On _________________________before me,
_____________________________________________________________, personally appeared ____________________________________________________________________
personally known to me (or proved to me on the basis of satisfactory evidence) to the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.


Signature_______________________________________________________


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SOLANA LAND OWNER:

MAGUIRE PARTNERS - SOLANA LAND, L.P.
a Texas limited partnership

By:  MAGUIRE PARTNERS - SOLANA LAND GP, LLC
     a Delaware limited liability company
     Its General Partner

     By:   MAGUIRE PARTNERS - SOLANA LAND BUSINESS TRUST
           a Delaware business trust
           Its sole member and manager



           By:______________________________
           Name:____________________________
           Title:___________________________

SOLANA LAND OWNER'S NOTICE ADDRESS

c/o Maguire Partners
555 West Fifth Street
Suite 5000
Los Angeles, California 90013
Attn:  Robert F. Maguire III
Phone:  (213) 626-3300
Facsimile:  (213) 533-5100


                                       S-3
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STATE OF CALIFORNIA
COUNTY OF ______________________________________} SS.

On _________________________before me,
_____________________________________________________________, personally appeared ____________________________________________________________________
personally known to me (or proved to me on the basis of satisfactory evidence) to the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.


Signature_______________________________________________________


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OPTIONEE

MAGUIRE PROPERTIES, L.P.
a Maryland limited partnership

By:  MAGUIRE PROPERTIES, INC.
     a Maryland corporation
     Its General Partner

     By:__________________________
     Name:________________________
     Title:_______________________


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STATE OF CALIFORNIA
COUNTY OF ______________________________________} SS.

On _________________________before me,
_____________________________________________________________, personally appeared ____________________________________________________________________
personally known to me (or proved to me on the basis of satisfactory evidence) to the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.


Signature_______________________________________________________


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                                    EXHIBIT A
                                       TO
                         RIGHT OF FIRST OFFER AGREEMENT

                     Legal Description of Solana Development


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                                    EXHIBIT B
                                       TO
                         RIGHT OF FIRST OFFER AGREEMENT

                        Legal Description of Solana Land